UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2019

MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-08106	65-0829355
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor

Coral Gables, Florida 33134

(Address of Principal Executive Office)

Registrant’s telephone number, including area code (305) 599-1800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 Par Value	MTZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	Entry into a Material Definitive Agreement.

On September 19, 2019, MasTec, Inc. (the “Company”) entered into a Fifth Amended and Restated Credit Agreement (the “Amended Credit Facility”) among the Company and MasTec North America, Inc., a subsidiary of the Company, as borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, and the other lenders party thereto. The Amended Credit Facility amends and restates the Fourth Amended and Restated Credit Agreement, dated as of February 22, 2017, as amended, among the Company and MasTec North America, Inc., as borrowers, and Bank of America, N.A., as Administrative Agent and L/C Issuer, and the other lenders party thereto.

The Amended Credit Facility has aggregate borrowing commitments of $1.75 billion, composed of $1.35 billion of revolving commitments and a term loan in the aggregate principal amount of $400 million (the “Amended Term Loan”) all of which was drawn as of the closing of the Amended Credit Facility. The Amended Credit Facility provides the ability to obtain up to an aggregate equivalent amount of $300 million in revolving advances in either Mexican pesos or Canadian dollars. Revolving commitments under the Amended Credit Facility and the Amended Term Loan mature on September 19, 2024. The Amended Term Loan is subject to amortization in quarterly principal installments (subject to the application of certain prepayments in accordance with the terms of the Amended Credit Facility) commencing in December 2020 at the rate of $2,500,000 per quarter, increasing to $5,000,000 per quarter in December 2021 until maturity.

The maximum amount available for letters of credit under the Amended Credit Facility is $650 million, of which up to $200 million can be denominated in either Mexican pesos or Canadian dollars. The Amended Credit Facility also provides for swing line loans of up to $125 million. Under the Amended Credit Facility, the Company has the option to increase revolving commitments and/or establish additional term loan tranches in an aggregate amount equal to the Incremental Facilities Limit (as defined in the Amended Credit Facility), subject to certain conditions. These additional term loan tranches may, subject to certain terms and conditions described in the Amended Credit Facility, rank equal or junior in respect of right of payment and/or collateral to the Amended Credit Facility and may, subject to certain limitations described in the Amended Credit Facility, have terms that differ from the Amended Credit Facility.

Borrowings under the Amended Credit Facility may be used for working capital requirements, capital expenditures and other corporate purposes, including equity investments, potential acquisitions or other strategic arrangements, the repurchase or prepayment of indebtedness, share repurchases, and repayment of the Term Loan under the Fourth Amended and Restated Credit Agreement.

Outstanding revolving loans and the Amended Term Loan under the Amended Credit Facility bear interest, at our option, at a rate equal to either (a) a Eurocurrency Rate, as defined in the Amended Credit Facility, plus a margin of 1.25% to 1.75% or (b) a Base Rate, plus a margin of 0.25% to 0.75%. The Base Rate equals the highest of (i) the Federal Funds Rate, as defined in the Amended Credit Facility, plus 0.50%, (ii) Bank of America’s prime rate and (iii) the Eurocurrency Rate plus 1.00%. Financial standby letters of credit and commercial letters of credit issued under the Amended Credit Facility are subject to a letter of credit fee of 1.25% to 1.75%, and performance standby letters of credit are subject to a letter of credit fee of 0.375% to 0.75%. The Company must also pay a commitment fee to the lenders of 0.20% to 0.30% on any unused availability under the Amended Credit Facility. In each of the foregoing cases, the applicable margin or fee is based on our Consolidated Leverage Ratio, as defined in the Amended Credit Facility, as of the then most recent fiscal quarter. The Amended Credit Facility is guaranteed by certain of our subsidiaries (the “Guarantor Subsidiaries”) and the obligations under the Amended Credit Facility are secured by substantially all of our and the Guarantor Subsidiaries’ respective assets, subject to certain exceptions. The Amended Credit Facility requires the Company to maintain a Consolidated Leverage Ratio, as defined in the Amended Credit Facility, of not more than 3.50 as of the end of any fiscal quarter (subject to the Acquisition Adjustment described below). The Amended Credit Facility also requires the Company to maintain a Consolidated Interest Coverage Ratio, as defined in the Amended Credit Facility, of at least 3.00. The Amended Credit Facility provides that, for purposes of calculating the Consolidated Leverage Ratio, funded indebtedness excludes undrawn standby performance letters of credit included in the calculation of Consolidated Funded Indebtedness (as defined in the Amended Credit Facility). Additionally, notwithstanding the terms discussed above, subject to certain conditions, if a permitted acquisition or series of permitted acquisitions having consideration exceeding $100 million occurs during a fiscal quarter, the Consolidated Leverage Ratio may be temporarily increased to up to 4.00 during such fiscal quarter and the subsequent four fiscal quarters (the “Acquisition Adjustment”). Such right may be exercised no more than two times during the term of the Amended Credit Facility. Subject to customary exceptions, the Amended Credit Facility limits the borrowers’ and the Guarantor Subsidiaries’ ability to engage in certain activities, including but not limited to acquisitions, mergers and consolidations, debt incurrence, investments, asset sales, debt prepayments, lien incurrence and the making of distributions on or repurchases of capital stock. However, distributions payable solely in capital stock are permitted. The Amended Credit Facility provides for customary events of default and carries cross-default provisions with our other significant debt instruments, including our indemnity agreement with our surety provider, as well as customary remedies, including the acceleration of repayment of outstanding amounts and other remedies with respect to the collateral securing the Amended Credit Facility obligations.

BOFA Securities, Inc., SunTrust Robinson Humphrey, Inc., BMO Capital Markets Corp., JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC acted as Joint Lead Arrangers and Joint Bookrunners for the Amended Credit Facility, for which they have received customary fees.

The foregoing summary of the terms of the Amended Credit Facility is qualified in its entirety by reference to the complete text of such agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.

Date: September 20, 2019	By:	/s/ Alberto de Cardenas
Alberto de Cardenas
Executive Vice President, General Counsel and Secretary